APPlife Digital Solutions, Inc. Completes Acquisition of Sugar Auto Parts, Inc.

SANTA BARBARA, CA, June 20, 2025 -- APPlife Digital Solutions, Inc. (OTCQB: ALDS) ("APPlife" or "the Company"), a business incubator and portfolio manager specializing in e-commerce and marketplace solutions, today announced the closing of the acquisition agreement (“Agreement”) to acquire Sugar Auto Parts, Inc. (“Sugar”), a leader in e-commerce and marketplace platforms servicing the automotive parts industry.

Our Marketplace, SugarAutoParts.com is the first automotive-specific multi-seller online marketplace that aspires to provide buyers with the best buying experiences and sellers with the best-selling experiences possible. The platform boasts a catalogue of 6,000,0000 products and approximately 400 registered sellers.

LiftKits4Less.com is our premier e-commerce platform and one of the largest online sellers of Suspension Lift Systems. We maintain a real time data inventory of approximately 115,000 products from the top 70+ aftermarket brands in the automotive parts industry.

Pursuant to the Agreement, the Company acquired all the equity interests in Sugar in exchange for 240,000,000 shares of restricted common stock of the Company.  Additionally, the Company issued 15,000 shares of a newly designated class of Series A preferred stock, 4,500 shares of a newly designated class of Series B preferred stock, 2,500 shares of a newly designated class of Series C preferred stock. Further, Sugar paid an initial cash payment of $150,000 to the Company and an additional cash payment of $150,000 will be made within ninety-five (95) days of the closing of the Agreement.

Shareholders and interested parties can find comprehensive details regarding the transaction in the Company's 8-K filing with the Securities & Exchange Commission.

ABOUT APPLIFE DIGITAL SOLUTIONS, INC.

APPlife Digital Solutions Inc., with offices in Santa Barbara, CA, and Las Vegas, NV, is a business incubator and portfolio manager that creates and invests in e-commerce and marketplace solutions. The Company creates, invests, and builds ecommerce and marketplace solutions for buyers and sellers. Through its portfolio companies, APPlife develops solutions to provide buyers with the best buying experiences and sellers with the best-selling experiences possible. Current projects include: LiftKits4Less, an e-commerce platform and the largest online seller of Suspension Lift Systems. Sugar Auto Parts, the first automotive-specific multi-seller online marketplace. For more information, visit www.applifedig.com.

Contact Information:
APPlife Digital Solutions
Investor Relations
Tel: (805) 500-3205
Email: ir@applifedig.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects -- both business and financial. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, acquisitions, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to APPlife Digital Solutions, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.